UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2017

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-203707

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223

(Address of principal executive offices, including zip code)

302-752-2688

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

On March 16, 2017, a majority of the members of Shepherd’s Finance, LLC (the “Registrant”) entered into Amendment No. 4 (the “Amendment”) to the Registrant’s Amended and Restated Limited Liability Company Agreement. The Amendment authorizes the Registrant to issue Series C Cumulative Preferred Units (the “Preferred Units”) of the Registrant’s equity at an initial price of $100,000 per Preferred Unit. The terms of the Preferred Units are governed by the terms of the Amendment. The Registrant’s board of managers previously authorized the Preferred Units at a meeting of the board of managers on March 2, 2017.

Preferred Unit Reinvestment Program

The maximum number of authorized Preferred Units is 80, of which 40 are to be issued only pursuant to the Preferred Unit Reinvestment Program. The Preferred Unit Reinvestment Program provides that a holder of Preferred Units may elect to have their distributions reinvested in additional Preferred Units at the then-applicable price of such Preferred Units (such program, the “Preferred Unit Reinvestment Program”), at such price is determined by the Registrant’s board of managers at its sole discretion. For purposes of all Preferred Units issued pursuant to the Preferred Unit Reinvestment Program, the initial date of issuance of such Preferred Units is the date of issuance of the underlying Preferred Units and not the date of issuance of the Preferred Units issued pursuant to the Preferred Unit Reinvestment Program. The Registrant’s board of managers may determine to suspend or terminate the Preferred Unit Reinvestment Program at any time, at its sole discretion.

Distribution Rate

Distributions on each Preferred Unit (the “Current Distributions”) shall be payable quarterly, at an annual fixed rate of the greater of (such rate, the “Pay Rate”): (a) 12% per annum; or (b) the highest per annum rate of interest which the Registrant is then offering pursuant to its public offering of fixed rate subordinated notes, until the redemption of such Preferred Units in accordance with Section 5, 6, or 7 of the Amendment, as the case may be (each such period a “Current Distribution Period”). Once the Pay Rate is increased in accordance with (b), it will not reduce back to (a) if the higher rate is no longer offered. Current Distributions shall be cumulative from the applicable date of issuance at the Pay Rate, shall compound monthly, and shall be declared and payable quarterly each year, commenced following the initial date of issuance in the month after the next quarterly distribution is declared, and will be computed on the basis of a 360-day year and 90 days in the applicable period.

Current Distributions are payable only as a distribution on income. In the event that the Registrant has no net income during any given Current Distribution Period, the amount due is rolled forward to the next Current Distribution Period, which may continue only through the fourth quarter distribution of any year (which occurs in the following year), but no further. Accumulated but unpaid Current Distributions, if any, on the Preferred Units, will not accrue interest.

Redemptions

The Preferred Units may be redeemed by the Registrant, in whole or in part, at the option of the Registrant at any time. The Preferred Units to be redeemed shall be determined at the sole discretion of the Registrant’s board of managers. The redemption price for the Preferred Units will be equal to a redemption price per unit in cash in an amount equal to (the “Redemption Price”) the sum of the Liquidation Amount (as defined in the Amendment) plus all accumulated and unpaid Current Distributions thereon to the date of redemption, provided, however, that if there is a Change of Control (as defined in the Amendment) of the Registrant within 9 months after the date that the Registrant redeems the Preferred Units, then the Registrant is required to pay to the prior holder of such Preferred Units an amount calculated in accordance with Section 5(a) of the Amendment.

The holders of Preferred Units may require the Registrant to redeem their Preferred Units, in whole or in part at the option of the holders of the Preferred Units, at the Redemption Price, at the earlier to occur of: (i) 6 years after the initial date of issuance of such Preferred Units; or (ii) when, as measured on March 31 of each year following the initial date of issuance of such Preferred Units (the “March 31 Measurement Date”), the Registrant made distributions to its common equity holders from April 1 of the year prior to the March 31 Measurement Date until the March 31 Measurement Date that exceeded the Registrant’s net earnings attributable to common equity holders per GAAP during the calendar year immediately prior to the calendar year of the March 31 Measurement Date. The Registrant must pay the Redemption Price in full and by check or in cash by wire transfer of immediately available funds in 10 installments beginning on the redemption date in amounts calculated in accordance with Section 6(c) of the Amendment.

Upon a Change of Control of the Registrant, the Registrant must redeem the Preferred Units upon the closing date of such Change of Control. The price for such redemption is the Redemption Price plus a Change of Control Redemption Price (as such term is defined in Section 7(a) of the Amendment).

Covenants

The Amendment contains a number of covenants applicable to the Registrant, including, but not limited to, certain covenants that require the Registrant to take all necessary steps to ensure that neither the Registrant nor any of its Subsidiaries shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940, and covenants that require the Registrant to give to each holder of Preferred Units written notice with regard to events reasonably expected to have a material adverse effect on the Registrant or its subsidiaries, or the occurrence of a Change of Control.

The foregoing discussion is qualified in its entirety by the Amendment, attached hereto as Exhibit 3.1.

Item 3.02.  Unregistered Sales of Equity Securities.

On March 16, 2017, the Registrant sold 4.4 Preferred Units for the total price of $440,000 to Margaret Rauscher IRA LLC, a limited liability company owned by the wife of Eric Rauscher, one of the Registrant’s independent managers (such transaction, the “Preferred Units Sale Transaction”). The Registrant’s managers previously authorized the Preferred Units at a meeting of the board of managers on March 2, 2017. Mr. Rauscher abstained from voting on such authorization. The remaining independent managers found it is in the best interests of the Registrant and the Registrant’s members to authorize the Preferred Units to one or more investors, including to Mr. Rauscher and/or his wife (directly or indirectly), and found that this authorization was on terms no less favorable to the Registrant than could be obtained from an independent third party.

The Preferred Units issued pursuant to the Preferred Units Sale Transaction are subject to all of the terms of the Preferred Units contained in the Amendment. The Preferred Units Sale Transaction was effected in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) of the Securities Act. The Preferred Units Sale Transaction did not involve any public offering, was made without general solicitation or advertising, and the buyer represented to the Registrant that it is an “accredited investor” as defined under the Securities Act, with access to all relevant information necessary to evaluate the investment in the Preferred Units.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

	3.1	Amendment No. 4 to the Registrant’s Amended and Restated Limited Liability Company Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEPHERD’S FINANCE, LLC

Date: March 21, 2017	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager